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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

SPSS Inc.:

     We consent to the incorporation by reference in the registration statements (333-133587, 333-90694, 333-87374, 333-57168, 333-45900, 333-25869, 33-73130,
33-80799, 33-73120, 333-63167, 33-74402, 333-75674, 333-108663, 333-120066, and
333-125824) on Form S-8, and the registration statements (333-133378, 333-41207,
333-21025, 333-10423, 333-30460, 333-71236, and 333-108048) on Form S-3, of our
report dated March 16, 2005, with respect to the consolidated statements of income, comprehensive income, stockholders' equity, and cash flows of SPSS Inc. and subsidiaries for the year ended December 31, 2004, and the related consolidated financial statement schedule, which report appears in the December 31, 2006 annual report on Form 10-K of SPSS Inc.

                                        /s/ KPMG LLP

Chicago, Illinois
February 26, 2007